Exhibit 99.1

THE LOVESAC COMPANY ANNOUNCES A FIVE-YEAR EXTENSION OF ITS CREDIT FACILITY
AND INAUGURAL SHARE REPURCHASE PROGRAM

Expands Revolving Credit Facility with 5-Year Extended Maturity

Board of Directors Authorizes $40 Million Share Repurchase Program

STAMFORD, Conn., July 31, 2024 (GLOBE NEWSWIRE) -- The Lovesac Company (Nasdaq: LOVE) (“Lovesac” or the “Company”), the home furnishing brand best known for its Sactionals, The World's Most Adaptable Couch, today announced that it has entered into a five-year extension of its revolving credit facility and that its Board of Directors has authorized a share repurchase program.

The Company’s revolving credit facility had been set to mature on September 30, 2024. The amendment extends the maturity to July 2029 and adds an uncommitted accordion feature that allows the Company, subject to certain customary conditions, to increase the size of the revolving credit facility by $10 million.

Lovesac’s Board of Directors also authorized the repurchase of up to $40 million of the Company’s outstanding common stock. The program is expected to be funded through the Company’s existing cash and future free cash flow. The timing, manner, price and amount of any repurchases are determined by the discretion of management, depending on market conditions and other factors. Repurchases may be made through open market purchases, privately negotiated transactions, and accelerated share repurchases. The exact number of shares to be repurchased by the Company, if any, is not guaranteed. Depending on market conditions and other factors, these repurchases may be commenced or suspended at any time or periodically without prior notice.

Keith Siegner, Executive Vice President and Chief Financial Officer, stated, “We are pleased to have successfully extended our credit facility, further increasing our financial flexibility to continue to invest in the business while also delivering value to shareholders. To that end, we are also pleased to concurrently announce the authorization of a new share repurchase program. We look forward to discussing this in more detail with fiscal second quarter earnings in September.”

About The Lovesac Company:

Based in Stamford, Connecticut, The Lovesac Company is a technology driven company that designs, manufactures and sells unique, high-quality furniture derived through its proprietary Designed For Life approach which results in products that are built to last a lifetime and designed to evolve as our customers’ lives do. Our current product offering is comprised of modular couches called Sactionals, premium foam beanbag chairs called Sacs, and their associated home decor accessories. Innovation is at the center of our design philosophy with all of our core products protected by a robust portfolio of utility patents. We market and sell our products primarily online directly at www.lovesac.com, supported by direct-to-consumer touch-feel points in the form of our own showrooms as well as through shop-in-shops and pop-up-shops with third party retailers. LOVESAC, SACTIONALS, DESIGNED FOR LIFE, and THE WORLD'S MOST ADAPTABLE COUCH are trademarks of The Lovesac Company and are Registered in the U.S. Patent and Trademark Office.

Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s plans regarding share repurchases. Forward-looking statements can be identified by words such as “may,” “continue(s),” “believe,” “anticipate,” “could,” “should,” “intend,” “plan,” “will,” “aim(s),” “can,” “would,” “expect(s),” “expectation(s),” “estimate(s),” “project(s),” “forecast(s)”, “positioned,” “approximately,” “potential,” “goal,” “pro forma,” “strategy,” “outlook” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. All statements, other than statements of historical facts, included in this Press Release are forward-looking statements. These statements are based on management’s current expectations, beliefs and assumptions concerning the future of our business, anticipated events and trends, the economy and other future conditions. We may not actually achieve the plans, carry out the intentions or meet the expectations disclosed in the forward-looking statements and you should not rely on these forward-looking statements. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. Among the key factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: the Company’s ability to implement its plans regarding share repurchases and/or to return value to stockholders, changes in the market price of the Company’s common stock, global economic and market conditions, and alternative investment opportunities, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and in our Form 10-Qs filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at investor.lovesac.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this Press Release speaks only as of the date on which we make it. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

Investor Relations Contact:

Caitlin Churchill, ICR

(203) 682-8200

InvestorRelations@lovesac.com